As filed with the United States Securities and Exchange Commission on January 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clever Leaves Holdings Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6501 Congress Ave, Suite 240

Boca Raton, Florida 33487

(212) 277-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David M. Kastin
Clever Leaves Holdings Inc.
6501 Congress Ave, Suite 240
Boca Raton, Florida 33487
(212) 277-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Kastin, Esq. Clever Leaves Holdings Inc. 6501 Congress Ave, Suite 240 Boca Raton, Florida 33487 (212) 277-4000	Pamela L. Marcogliese, Esq. Sebastian L. Fain, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, New York 10022 (212) 277-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common shares, without par value	-	-	$100,000,000	$9,270

(1)	There are being registered hereunder such indeterminate number of common shares as may be offered by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $100,000,000.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered in connection with any share split, share dividend or similar transaction.
(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price will not exceed $100,000,000.
(4)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of our common shares from time to time in one or more offerings; and

●	an “at-the-market” offering prospectus supplement, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $50,000,000 of our common shares that may be issued and sold under an equity distribution agreement with Canaccord Genuity LLC (“Canaccord”).

The base prospectus immediately follows this explanatory note. The specific terms of any offering of our common shares to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The “at-the-market” offering prospectus supplement immediately follows the base prospectus. The $50,000,000 of common shares that may be offered, issued and sold under the “at-the-market” offering prospectus supplement is included in the $100,000,000 of common shares that may be offered, issued and sold by us under the base prospectus. Upon termination of the equity distribution agreement with Canaccord, any portion of the $50,000,000 included in the “at-the-market” offering prospectus supplement that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no common shares are sold under the equity distribution agreement, the full $100,000,000 of common shares may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2022

PROSPECTUS

Clever Leaves Holdings Inc.

$100,000,000

Common Shares

This prospectus relates to common shares that Clever Leaves Holdings Inc. may sell from time to time in one or more offerings up to an aggregate public offering price of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these offerings and securities in supplements to this prospectus and may add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “CLVR”. On January 13, 2022, the closing sale price of our common shares as reported by Nasdaq was $2.46 per common share.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 3 of this prospectus.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2022

We are responsible for the information contained in this prospectus and in any applicable prospectus supplement. We have not authorized anyone to provide you with different information, and we do not take responsibility for any other information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may from time to time offer and sell, in one or more offerings, up to an aggregate public offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering and securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those offerings and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, any applicable prospectus supplement and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus or any amendment thereto, any applicable prospectus supplement and the documents incorporated by reference herein. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

Basis of Presentation

Unless otherwise indicated, all references in this prospectus to the “Company”, “Clever Leaves”, “we”, “us”, “our” or similar terms refer to Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada, and its consolidated subsidiaries. All references to “$” and “dollars” mean U.S. dollars.

Throughout this prospectus, we refer to trademarks and trade names that we use in our business. In particular, although we have omitted the “™” trademark designation in this prospectus from each reference to Herbal Brands, all rights to such trademark are nevertheless reserved.

Presentation of Share Information

All references to “shares” or “common shares” in this prospectus refer to the common shares of Clever Leaves Holdings Inc., without par value.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our shares, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our most recent annual report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the Securities and Exchange Commission, which are incorporated herein by reference as described under the heading “Where You Can Find More Information”), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company”, “Clever Leaves”, “we”, “us” and “our” refer to Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada, and its consolidated subsidiaries.

Our Company

We are a multi-national cannabis company with the mission to be an industry-leading global cannabinoid company recognized for our principles, people and performance while fostering a healthier global community. We are working to develop one of the industry’s leading, low-cost global business-to-business supply chains with the goal of providing high quality, pharmaceutical grade cannabis and wellness products to customers and patients at competitive prices produced in a sustainable and environmentally friendly manner. In addition to the cannabinoid business, we are also engaged in the non-cannabinoid business of formulating, manufacturing, marketing, selling, distributing, and otherwise commercializing homeopathic and other natural remedies, wellness products, and nutraceuticals. We continue to invest in building a distribution network with a global footprint, with operations and investments in Colombia, Portugal, Germany, the United States and Canada.

Our business model is focused on partnering with leading and emerging cannabis businesses by providing them with lower cost product, variable cost structures, reliable supply throughout the year, and accelerated speed to market. This is achievable due to our production locations, capacity, product registrations and various product certifications. To date, we have had limited export shipments of our cannabis products to Australia, Brazil, Canada, Chile, Germany, Israel, Italy, the Netherlands, New Zealand, Peru, Poland, Spain, South Africa, the United Kingdom and the United States.

We manage our business in two segments: the Cannabinoid and Non-Cannabinoid segments.

1.	The Cannabinoid operating segment is comprised of the Company’s cultivation, extraction, manufacturing, commercialization, and distribution of cannabinoid products. This operating segment is in the early stages of commercializing cannabinoid products internationally subject to applicable international and state laws and regulations. Our customers and sales for our cannabinoid segment products are primarily outside of the U.S.

2.	The Non-Cannabinoid operating segment is comprised of the brands and manufacturing assets acquired as part of our acquisition of Herbal Brands. The segment is engaged in the business of formulating, manufacturing, marketing, selling, distributing, and otherwise commercializing wellness products and nutraceuticals, excluding cannabinoid products. Our principal customers for the Herbal Brands products include specialty and health retailers, mass retailers and specialty and health stores in the U.S.

Corporate Information

Clever Leaves Holdings Inc. was incorporated under the laws of British Columbia on July 23, 2020. Our principal executive office is located at 6501 Congress Ave, Suite 240, Boca Raton, Florida, 33487 United States, and our telephone number is (212) 277-4000. Our website is www.cleverleaves.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Business Combination

On December 18, 2020, Clever Leaves International, Inc. (“Clever Leaves Int’l”) and Schultze Special Purpose Acquisition Corp., a Delaware corporation (“SAMA”), consummated the previously announced business combination (the “Business Combination”) contemplated by the Amended and Restated Business Combination Agreement, dated as of November 9, 2020, by and among SAMA, Clever Leaves Int’l, the Company and Novel Merger Sub Inc., a Delaware corporation (“Merger Sub”) (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, SAMA agreed to combine with Clever Leaves Int’l in the Business Combination that resulted in both Clever Leaves Int’l and SAMA becoming wholly-owned subsidiaries of the Company.

Pursuant to the Business Combination Agreement, each of the following transactions occurred in the following order: (i) pursuant to a court-approved Canadian plan of arrangement (the “Plan of Arrangement” and the arrangement pursuant to such Plan of Arrangement, the “Arrangement”), at 11:59 p.m., Pacific time, on December 17, 2020 (2:59 a.m., Eastern time, on December 18, 2020) (a) all of the Clever Leaves Int’l shareholders exchanged their Class A Common shares without par value of Clever Leaves Int’l (“Clever Leaves common shares”) for our Common shares without par value (“common shares”) and/or non-voting common shares without par value (“non-voting common shares”) (as determined in accordance with the Business Combination Agreement) and (b) certain Clever Leaves Int’l shareholders received approximately $3,100 in cash in the aggregate (the “Cash Arrangement Consideration”), such that, immediately following the Arrangement, Clever Leaves Int’l became our direct wholly-owned subsidiary; (ii) at 12:01 a.m., Pacific time (3:01 a.m. Eastern time), on December 18, 2020, Merger Sub merged with and into SAMA, with SAMA surviving such merger as our direct wholly-owned subsidiary (the “Merger”) and, as a result of the Merger, all of the shares of SAMA common stock were converted into the right to receive common shares as set forth in the Business Combination Agreement; (iii) immediately following the consummation of the Merger, we contributed 100% of the issued and outstanding capital stock of SAMA (as the surviving corporation of the Merger) to Clever Leaves Int’l, such that, SAMA became a direct wholly-owned subsidiary of Clever Leaves Int’l; and (iv) immediately following the contribution of SAMA to Clever Leaves Int’l, Clever Leaves Int’l contributed 100% of the issued and outstanding shares of NS US Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Clever Leaves Int’l, to SAMA. Upon the closing of the Merger, SAMA changed its name to Clever Leaves US, Inc.

On December 18, 2020, SAMA’s units, shares of SAMA common stock and warrants ceased trading on The Nasdaq Stock Market (“Nasdaq”), and our common shares and warrants began trading on Nasdaq under the symbols “CLVR” and “CLVRW,” respectively.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the Securities and Exchange Commission, which are incorporated herein by reference as described under the heading “Where You Can Find More Information”) and any accompanying prospectus supplement. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations, financial performance and condition, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. You should not place undue reliance on such statements because they are subject to numerous risks and uncertainties, many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “forecast,” “will,” “expect,” “budget,” “contemplate,” “believe,” “estimate,” “continue,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

●	changes adversely affecting the industry in which we operate;

●	our ability to achieve our business strategies or to manage our growth;

●	general economic conditions;

●	the effects of the coronavirus on the global economy, on the global financial markets and on our business;

●	the effects of COVID-19 on the ongoing disruption of supply chains;

●	our ability to maintain the listing of our securities on Nasdaq;

●	our ability to retain key employees; and

●	the result of any future financing efforts.

These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, and any accompanying prospectus supplement, and the section entitled “Risk Factors” in our most recent annual report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the Securities and Exchange Commission). Readers of this prospectus are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information”.

This prospectus contains or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

DILUTION

We will set forth in a prospectus supplement the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of their obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common shares.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF COMMON SHARES WE MAY OFFER

Set forth below is a summary of certain information concerning our share capital and the general terms and conditions of the common shares we may offer. The summary below contains only material information concerning our share capital, common shares and corporate status and does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles (“Articles”) and the Business Corporations Act (British Columbia) (“BCA”).

We may offer our common shares, including common shares issuable upon the conversion of preferred shares and upon the exercise of warrants.

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares without par value, an unlimited number of our non-voting common shares without par value and an unlimited number of preferred shares without par value. As of January 13, 2022, 26,843,047 voting and 332,961 non-voting common shares were issued and outstanding.

Dividends

Under the BCA, a corporation may pay a dividend out of profits, capital or otherwise: (1) by issuing shares or warrants by way of dividend or (2) in property, including money. Further, under the BCA, a corporation cannot declare or pay a dividend if there are reasonable grounds for believing that the corporation is insolvent or payment of the dividend would render the corporation insolvent.

Holders of common shares and non-voting common shares will be entitled to receive dividends when, as and if declared by our board of directors at its discretion out of funds legally available for that purpose, subject to the rights, if any, of shareholders holding shares with special rights to dividends. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board deems relevant. Under our Articles, a resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid up shares, bonds, debentures or other securities, or in any one or more of those ways, and if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they think expedient, and, in particular, may set the value for distribution of specific assets or determine that cash payments in substitution for specific assets may be made to any shareholder. The holders of the non-voting common shares will be entitled to receive such dividends as may be granted to holders of the common shares in any financial year as our board of directors may by resolution determine. All dividends which our board of directors may declare on the common shares and the non-voting common shares shall be declared and paid on a pari passu basis on all common shares and non-voting common shares (on an as-converted basis, assuming conversion of all non-voting common shares) at the time outstanding.

Subject to the special rights and restrictions attached to the preferred shares, the holders of common shares and non-voting common shares (on an as-converted basis, assuming conversion of all non-voting common shares) shall receive, on a pari passu basis, our remaining property upon dissolution.

Preemptive Rights

There are no preemptive rights relating to common shares or non-voting common shares.

Voting Rights

Under our Articles, the holders of our common shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share entitles its holder to one vote. Under our Articles, the non-voting common shares are entitled to receive notice of, and to attend all meetings of shareholders, however, the non-voting common shares shall not have any voting rights, except for any vote on special resolutions and exceptional resolutions. Under the BCA, a special resolution is a resolution on matters either as expressly set forth in our Articles or as otherwise required under the BCA passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of such resolution or signed by all shareholders entitled to vote on such resolution. A special resolution is generally required to approve corporate matters that may materially affect the rights of shareholders or are of a transformative nature for the company (including, but not limited to, the winding up, dissolution or liquidation of the company, a plan of arrangement with shareholders and the removal of a director before the expiry of his or her term). An exceptional resolution is a resolution passed by a specified threshold of votes, which must be established in a corporation’s articles, in excess of a special resolution. Although, under British Columbia corporate law, a corporation may specify in its articles that certain corporate actions cannot be completed unless approved by an exceptional resolution, our Articles currently do not require any matters to be passed by way of exceptional resolution. Each non-voting common share entitles its holder to one vote (voting together with common shares as a single class on an as-converted basis) with respect to all special resolutions and exceptional resolutions (except where only holders of another specified class of shares are entitled to vote pursuant to the provisions of our Articles or the BCA). Under our Articles, our board of directors has the authority to issue one or more series of preferred shares, with such special conditions to be created, defined and attached to such series by our directors.

Conversion

Under our Articles, each non-voting common share is convertible, without the payment of additional consideration, at the option of the holder, into one fully paid and non-assessable common share (subject to adjustments for any subdivisions or consolidations of common shares).

Our Articles provide that we shall not effect any conversion of non-voting common shares, and a holder of non-voting common shares shall not have the right to convert any of its non-voting common shares, if, after giving effect to such conversion, such holder (together with its Attribution Parties (as defined below)), would beneficially own a number of common shares in excess of 9.99% of the number of common shares issued and outstanding (the “Beneficial Ownership Limit”). For the purposes hereof, “Attribution Parties” means, with respect to a holder of non-voting common shares, its affiliates (within the meaning of Rule 144(a) under the Securities Act) and any other persons whose beneficial ownership of the common shares would be aggregated with that of such holder, including any “group” of which such holder is a member, for the purposes of, and as determined in accordance with, Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The determination of whether the conversion of non-voting common shares into common shares is permitted pursuant to our Articles will be made by the registered holder of such non-voting common shares in such registered holder’s sole discretion, and we have no obligation to verify or confirm the accuracy of such determination.

If, at any time while non-voting common shares are outstanding, we complete a Merger Event (as defined in our Articles), we shall ensure that the terms of such Merger Event provide for the payment or distribution to each holder of outstanding non-voting common shares, the same amount of the proceeds of such Merger Event, in the same form and at the same time, as the amount of proceeds such holder would have received had such holder converted such non-voting common shares into common shares (pursuant to the terms of our Articles) immediately prior to the consummation of such Merger Event. However, if the proceeds to be paid to such holder would result in such holder, together with its Attribution Parties (if any), beneficially owning more than 9.99% of the issued and outstanding shares of a class of voting securities registered under Section 12 of the Exchange Act (“Registered Shares”), we shall use reasonable efforts to ensure that such holder is distributed convertible non-voting shares of the applicable issuer with conversion terms analogous to those set forth in our Articles with respect to the non-voting common shares in lieu of such number of such Registered Shares as necessary for such holder, together with its Attribution Parties (if any), to beneficially own a number of Registered Shares equal to, or as close thereto as possible without exceeding, 9.99% of the issued and outstanding Registered Shares. We will not be required to take any such actions if the board of directors determines in good faith that such actions could reasonably be expected to be detrimental to our negotiations with respect to a proposed Merger Event.

If a registered holder of non-voting common shares at any time determines in its sole discretion that such holder, together with its Attribution Parties (if any), beneficially owns less than 8.99% of the number of common shares issued and outstanding, such holder shall promptly submit a notice of conversion requesting conversion of a number of non-voting common shares into common shares so that, following such conversion, such holder, together with its Attribution Parties (if any), will beneficially own that whole number of common shares equal to, or as close thereto as possible without exceeding, the Beneficial Ownership Limitation.

Upon our written request (including by electronic mail), a holder of non-voting common shares is required to promptly confirm to us in writing (including by electronic mail) the number of common shares that such holder, together with its Attribution Parties (if any), beneficially owns (the “Confirmation Notice”); provided that we shall not make such request more than once in any 30-day period. If the Confirmation Notice discloses that such holder, together with its Attribution Parties (if any), beneficially owns less than 8.99% of the number of common shares issued and outstanding, and such holder has not submitted a notice of conversion described in the preceding paragraph, we are permitted to rely on such Confirmation Notice and convert the non-voting common shares as if we had received a notice of conversion from the holder.

Except as resulting from a Merger Event, if any reorganization, recapitalization, reclassification, arrangement or similar transaction occurs involving us in which the common shares, but not the non-voting common shares, are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, arrangement or similar transaction, each non-voting common share shall be convertible (in lieu of the common shares into which it was convertible before such event) into the kind and amount of securities, cash or other property that a holder of the number of common shares issuable upon conversion of one non-voting common share immediately before such reorganization, recapitalization, reclassification, arrangement or similar transaction would have been entitled to receive under such transaction. In such case, appropriate adjustment (as determined in good faith by our board of directors) shall be made with respect to the rights and interests of the holders of non-voting common shares, including with respect to changes in and other adjustments to the conversion ratio, in relation to any securities or other property deliverable upon the conversion of the non-voting common shares. These procedures do not apply with respect to a Merger Event, except to the extent necessary to ensure that each holder of non-voting common shares outstanding immediately prior to the consummation of such Merger Event receives the same amount of proceeds for each common share that would be issuable upon conversion of such holder’s non-voting common shares based on the conversion ratio (without taking into account the Beneficial Ownership Limit) as each outstanding common share.

Choice of forum

Our Articles provide that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada is the sole and exclusive forum for the following actions or proceedings: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act or our Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates; provided, however, that the this provision does not apply to any causes of action arising under the Securities Act or Exchange Act. In addition, our Articles provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these forum provisions. These forum provisions may impose additional costs on shareholders, may limit our shareholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts. In addition, there is uncertainty as to whether the federal forum provision for Securities Act claims will be enforced, which may impose additional costs on us and our shareholders.

Transfer Restrictions

Transfer Restrictions under the Stock Escrow Agreement

In connection with the closing of the Business Combination, on December 18, 2020, the parties amended the terms of the Stock Escrow Agreement, dated as of December 10, 2018, by and among SAMA, Schultze Special Purpose Acquisition Sponsor, LLC (“Sponsor”), certain former SAMA stockholders named therein and Continental Stock Transfer & Trust Company (“Continental”), as the escrow agent (the “Escrow Agreement Amendment”). Pursuant to the Escrow Agreement Amendment, immediately prior to the closing, the Sponsor forfeited 941,156 shares of SAMA common stock, which were cancelled. The Escrow Agreement Amendment provides that the 2,308,844 common shares issued to the Sponsor and the independent directors of SAMA as part of the Business Combination in exchange for their shares of SAMA common stock will be released from escrow to the Sponsor and the independent SAMA directors as follows: (i) 1,168,421 common shares will be released to the Sponsor (and 60,000 of such shares will be released to the former independent SAMA directors) at the earlier of: (x) one year following the closing or (y) commencing after the 180th day after the closing, the date on which the closing price of our common shares on Nasdaq equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any consecutive 30 trading day period; (ii) 570,212 common shares will be released to the Sponsor if the closing price of our common shares on Nasdaq equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any consecutive 30 trading day period on or before the second anniversary of the Closing; and (iii) 570,211 common shares will be released to the Sponsor if the closing price of our common shares on Nasdaq equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any consecutive 30 trading day period on or before the fourth anniversary of the Closing. In March 2021, the conditions listed in item (ii) above were satisfied and 570,212 common shares were released from escrow. In December 2021, one year following the closing of the business combination, the conditions listed in item (i) above were satisfied and 1,168,421 common shares were released to the Sponsor (and 60,000 of such shares were released to the former independent SAMA directors).

Transfer Restrictions under the Share Repurchase Agreements

Pursuant to certain subscription and share repurchase agreements, a number of common shares owned by certain officers of Clever Leaves are subject to certain vesting conditions, failing which, such common shares will be repurchased by us and cancelled.

Transfer Restrictions under our Articles

Pursuant to our Articles, no holder of non-voting common shares may transfer any of the non-voting common shares, except pursuant to a Merger Event (as defined in our Articles).

TAXATION

The material Canadian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by Dentons Canada LLP. We are being represented by Freshfields Bruckhaus Deringer US LLP with respect to certain matters of U.S. law. Additional legal matters may be passed upon for us and any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Clever Leaves Holdings Inc. for the fiscal years ended December 31, 2020 and 2019 incorporated by reference into this prospectus from Amendment No. 1 to our annual report on Form 10-K/A, filed with the SEC on May 14, 2021, have been audited by BDO Canada LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our equity securities is Computershare Inc. (“Computershare”). Computershare’s address is 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia, Canada and, as a result, the rights of the holders of our securities are governed by Canadian law and our organizational documents. We conduct our operations through subsidiaries that are located outside the United States. Substantially all of our assets are located outside the United States, and substantially all of our business is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgement on liabilities predicated upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.cleverleaves.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

●	our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on May 14, 2021;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 12, 2021 and November 11, 2021, respectively;

●	our Current Reports on Form 8-K as filed with the SEC on January 15, 2021, February 22, 2021, May 4, 2021, June 30, 2021, July 19, 2021 (other than the portions thereof that are furnished and not filed), January 13, 2022 and January 14, 2022;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 20, 2021 (other than the portions thereof that are furnished and not filed); and

●	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on December 18, 2020, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated herein by reference may be obtained on request without charge by requesting them from us (i) in writing at the following address: 6501 Congress Ave, Suite 240, Boca Raton, Florida 33487 or (ii) by telephone: (212) 277-4000 or on our website at www.cleverleaves.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

$100,000,000

Common Shares

PROSPECTUS

       , 2022

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 14, 2022.

PROSPECTUS SUPPLEMENT

(to the Prospectus dated January , 2022)

Up to $50,000,000

Common Shares

We have entered into an equity distribution agreement, dated January 14, 2022 (the “Equity Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”) relating to our common shares, without par value, that may be offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution agreement, we may offer and sell common shares having an aggregate offering price of up to $50,000,000 from time to time through Canaccord Genuity LLC, acting as our sales agent.

Our common shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”), under the symbol “CLVR”. On January 13, 2022, the closing sale price of our common shares as reported by Nasdaq was $2.46 per common share.

Sales of our common shares, if any, under this prospectus supplement and accompanying base prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or any other existing trading market for our common shares. Subject to terms of the Equity Distribution Agreement, Canaccord is not required to sell any specific number or dollar amount of common shares but will act as our sales agent, using commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us consistent with its normal trading and sales practices, on terms mutually agreed between Canaccord and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord will be entitled to compensation under the terms of the Equity Distribution Agreement at a fixed commission rate not to exceed 3.0% of the gross proceeds from each issuance and sale of common shares. In connection with the sale of our common shares on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord against certain civil liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

You should rely only on the information contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities are described in this prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus supplement. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Canaccord Genuity

January         , 2022

We are responsible for the information contained in this prospectus supplement and accompanying prospectus and in any applicable prospectus supplement. Neither we nor Canaccord has authorized anyone to provide you with different information, and neither we nor Canaccord take responsibility for any other information others may give you. Neither we nor Canaccord is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

S-i

About this Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and common shares and the method of distribution of the common shares. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the common shares. Both documents contain important information you should consider when making your investment decision. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for the purpose of the offering. If information in this prospectus supplement is inconsistent with the prospectus or the information incorporated by reference in the prospectus, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference”. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In addition, this prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed and incorporated by reference into the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus supplement, the accompanying prospectus or in earlier-dated documents incorporated by reference.

Basis of Presentation

Unless otherwise indicated, all references in this prospectus to the “Company”, “Clever Leaves”, “we”, “us”, “our” or similar terms refer to Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada, and its consolidated subsidiaries. All references to “$”and “dollars” mean U.S. dollars.

Throughout this prospectus, we refer to trademarks and trade names that we use in our business. In particular, although we have omitted the “™” trademark designation in this prospectus supplement from each reference to Herbal Brands, all rights to such trademark are nevertheless reserved.

Presentation of Share Information

All references to “shares” or “common shares” in this prospectus supplement refer to the common shares of Clever Leaves Holdings Inc., without par value.

S-ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our shares, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections of this prospectus supplement entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our most recent annual report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the Securities and Exchange Commission, which are incorporated herein by reference as described under the heading “Where You Can Find More Information”) and sections under similar headings in the accompanying prospectus, our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement. Unless the context otherwise requires, references in this prospectus supplement to the “Company”, “Clever Leaves”, “we”, “us” and “our” refer to Clever Leaves Holdings Inc., a corporation organized under the laws of British Columbia, Canada, and its consolidated subsidiaries.

Our Company

We are a multi-national cannabis company with the mission to be an industry-leading global cannabinoid company recognized for our principles, people and performance while fostering a healthier global community. We are working to develop one of the industry’s leading, low-cost global business-to-business supply chains with the goal of providing high quality, pharmaceutical grade cannabis and wellness products to customers and patients at competitive prices produced in a sustainable and environmentally friendly manner. In addition to the cannabinoid business, we are also engaged in the non-cannabinoid business of formulating, manufacturing, marketing, selling, distributing, and otherwise commercializing homeopathic and other natural remedies, wellness products, and nutraceuticals. We continue to invest in building a distribution network with a global footprint, with operations and investments in Colombia, Portugal, Germany, the United States and Canada.

Our business model is focused on partnering with leading and emerging cannabis businesses by providing them with lower cost product, variable cost structures, reliable supply throughout the year, and accelerated speed to market. This is achievable due to our production locations, capacity, product registrations and various product certifications. To date, we have had limited export shipments of our cannabis products to Australia, Brazil, Canada, Chile, Germany, Israel, Italy, the Netherlands, New Zealand, Peru, Poland, Spain, South Africa, the United Kingdom and the United States.

We manage our business in two segments: the Cannabinoid and Non-Cannabinoid segments.

1.	The Cannabinoid operating segment is comprised of the Company’s cultivation, extraction, manufacturing, commercialization, and distribution of cannabinoid products. This operating segment is in the early stages of commercializing cannabinoid products internationally subject to applicable international and state laws and regulations. Our customers and sales for our cannabinoid segment products are primarily outside of the U.S.

2.	The Non-Cannabinoid operating segment is comprised of the brands and manufacturing assets acquired as part of our acquisition of Herbal Brands. The segment is engaged in the business of formulating, manufacturing, marketing, selling, distributing, and otherwise commercializing wellness products and nutraceuticals, excluding cannabinoid products. Our principal customers for the Herbal Brands products include specialty and health retailers, mass retailers and specialty and health stores in the U.S.

Corporate Information

Clever Leaves Holdings Inc. was incorporated under the laws of British Columbia on July 23, 2020. Our principal executive office is located at 6501 Congress Ave, Suite 240, Boca Raton, Florida, 33487 United States, and our telephone number is (212) 277-4000. Our website is www.cleverleaves.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Business Combination

On December 18, 2020, Clever Leaves International, Inc. (“Clever Leaves Int’l”) and Schultze Special Purpose Acquisition Corp., a Delaware corporation (“SAMA”), consummated the previously announced Business Combination contemplated by the Amended and Restated Business Combination Agreement, dated as of November 9, 2020, by and among SAMA, Clever Leaves Int’l, the Company and Novel Merger Sub Inc., a Delaware corporation (“Merger Sub”) (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, SAMA agreed to combine with Clever Leaves Int’l in the Business Combination that resulted in both Clever Leaves Int’l and SAMA becoming wholly-owned subsidiaries of the Company.

Pursuant to the Business Combination Agreement, each of the following transactions occurred in the following order: (i) pursuant to a court-approved Canadian plan of arrangement (the “Plan of Arrangement” and the arrangement pursuant to such Plan of Arrangement, the “Arrangement”), at 11:59 p.m., Pacific time, on December 17, 2020 (2:59 a.m., Eastern time, on December 18, 2020) (a) all of the Clever Leaves Int’l shareholders exchanged their Class A Common shares without par value of Clever Leaves Int’l (“Clever Leaves common shares”) for our Common shares without par value (“common shares”) and/or non-voting common shares without par value (“non-voting common shares”) (as determined in accordance with the Business Combination Agreement) and (b) certain Clever Leaves Int’l shareholders received approximately $3,100 in cash in the aggregate (the “Cash Arrangement Consideration”), such that, immediately following the Arrangement, Clever Leaves Int’l became our direct wholly-owned subsidiary; (ii) at 12:01 a.m., Pacific time (3:01 a.m. Eastern time), on December 18, 2020, Merger Sub merged with and into SAMA, with SAMA surviving such merger as our direct wholly-owned subsidiary (the “Merger”) and, as a result of the Merger, all of the shares of SAMA common stock were converted into the right to receive common shares as set forth in the Business Combination Agreement; (iii) immediately following the consummation of the Merger, we contributed 100% of the issued and outstanding capital stock of SAMA (as the surviving corporation of the Merger) to Clever Leaves Int’l, such that, SAMA became a direct wholly-owned subsidiary of Clever Leaves Int’l; and (iv) immediately following the contribution of SAMA to Clever Leaves Int’l, Clever Leaves Int’l contributed 100% of the issued and outstanding shares of NS US Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Clever Leaves Int’l, to SAMA. Upon the closing of the Merger, SAMA changed its name to Clever Leaves US, Inc.

On December 18, 2020, SAMA’s units, shares of SAMA common stock and warrants ceased trading on The Nasdaq Stock Market (“Nasdaq”), and our common shares and warrants began trading on Nasdaq under the symbols “CLVR” and “CLVRW,” respectively.

The Offering

Issuer	Clever Leaves Holdings Inc.

Offering	In accordance with the Equity Distribution Agreement, we may offer and sell our common shares through Canaccord, as agent, up to an aggregate offering amount of $50,000,000.

Manner of offering	“At-the-market” offering that may be made from time to time through Canaccord, as agent. See “Plan of Distribution”.

Common shares outstanding before this offering	26,843,047

Non-voting common shares outstanding before this offering	332,961

Common shares to be outstanding after this offering

47,168,250 common shares, after the issuance of 20,325,203 common shares, assuming the issuance and sale of the full $50,000,000 of common shares that may be sold under this prospectus supplement from time to time through Canaccord, at a sales price of $2.46 per common share, which was the closing price of our common shares on Nasdaq on January 13, 2022. The actual number of common shares issued and outstanding will vary depending on the actual sales prices and aggregate dollar amount sold under the offering.

Non-voting common shares to be outstanding after this offering	332,961

Use of proceeds	We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include capital expenditures and repayment of debt. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Nasdaq trading symbol for our common shares	Our common shares are listed under the symbol “CLVR”.

Risk factors	You should carefully read the section entitled “Risk Factors” and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in our common shares.

The number of common shares that will be outstanding immediately after this offering does not include:

●	435,013 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $6.24 per share;

●	17,840,951 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $11.55 per share;

●	2,378,365 additional common shares reserved for issuance under our stock option plan; and

●	at least 3,161,903 common shares issuable upon the conversion or redemption of an outstanding secured convertible note.

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding to invest in our common shares, you should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus, including those risks and uncertainties described in the “Risk Factors” sections of the accompanying prospectus, the section entitled “Risk Factors” in our most recent annual report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the SEC, which are incorporated herein by reference as described under the heading “Where You Can Find More Information”), as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Other risks and uncertainties that we do not presently consider to be material, or of which we are not presently aware, may become important factors that affect our future financial condition and results of operations. If any of the following risks actually occurs, our business, financial condition, results of operations, liquidity and prospects could suffer materially, the trading price of our common shares could decline and you could lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering

The amount of net proceeds, if any, we receive from this offering is uncertain.

There is no certainty that gross proceeds of $50,000,000 will be raised in this offering. Canaccord has agreed to use its commercially reasonable efforts to sell, on our behalf, the common shares we request to be sold, but we are not required to request the sale of the maximum amount offered or any amount and, if we request a sale, Canaccord is not obligated to purchase any common shares that are not sold. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount or nothing at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common shares to decline. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

The actual number of common shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Canaccord at any time throughout the term of the Equity Distribution Agreement or not at all. The number of common shares that are sold by Canaccord after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with Canaccord. Because the price per share of each common share sold will fluctuate based on the market price of our common shares during the sales period, and because the amount of common shares to be sold, if any, is within our discretion, it is not possible to predict the number of common shares that will be ultimately issued, if any.

The common shares offered hereby will be sold in “at-the-market offerings,” and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If you purchase our common shares in this offering, your interest may be diluted to the extent of the difference between the offering price of our common shares offered hereby and the net tangible book value per share of our common shares immediately after the offering.

Based on an assumed offering price of $2.46 per common share, which was the last reported sale price of our common shares on Nasdaq on January 13, 2022, if you purchase common shares in this offering, you will suffer immediate dilution of approximately $0.35 per common share in net tangible book value. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will likely incur if you purchase common shares in this offering. In addition, to the extent outstanding share options or warrants are exercised or other common shares issued, including in order to raise additional capital, you may experience further dilution.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. You should not place undue reliance on such statements because they are subject to numerous risks and uncertainties, many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “forecast,” “will,” “expect,” “budget,” “contemplate,” “believe,” “estimate,” “continue,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

●	changes adversely affecting the industry in which we operate;

●	our ability to achieve our business strategies or to manage our growth;

●	general economic conditions;

●	the effects of the coronavirus on the global economy, on the global financial markets and on our business;

●	the effects of COVID-19 on the ongoing disruption of supply chains;

●	our ability to maintain the listing of our securities on Nasdaq;

●	our ability to retain key employees; and

●	the result of any future financing efforts.

These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and the section entitled “Risk Factors” in our most recent annual report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the Securities and Exchange Commission). Readers of this prospectus supplement are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information”.

This prospectus supplement contains or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

DILUTION

If you purchase our common shares in this offering, your interest may be diluted to the extent of the difference between the offering price of our common shares offered hereby and the as-adjusted net tangible book value per share of our common shares immediately after the offering.

Our net tangible book value per common share is determined by subtracting our total liabilities (excluding the deferred tax liability related to the goodwill) from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares outstanding. The historical net tangible book value of our common shares as of September 30, 2021 was approximately $51.6 million, or $1.92 per share, based on 26,919,937 common shares outstanding at November 8, 2021.

After giving effect to our sale in this offering of common shares in the aggregate amount of $50,000,000 at an assumed public offering price of $2.46 per share (the last reported sale price of our common shares on Nasdaq on January 13, 2022), and after deducting the sales agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $99.8 million, or $2.11 per share. This represents an immediate increase in net tangible book value of $0.19 per share to our existing shareholders and an immediate dilution of $0.35 per share to new investors purchasing common shares in this offering at the assumed public offering price. The following table illustrates this dilution on a per common share basis:

Assumed public offering price per common share		$2.46
Net tangible book value per common share as of September 30, 2021	$1.92
Increase in net tangible book value per common share attributable to this offering based on assumed offering price	$0.19
As adjusted net tangible book value per common share after this offering based on assumed offering price		$2.11
Dilution per common share to new investors based on assumed offering price		$0.35

The table above assumes for illustrative purposes that an aggregate of 20,325,203 common shares are sold at a price of $2.46 per share, the last reported sale price of our common shares on Nasdaq on January 13, 2022, for aggregate gross proceeds of approximately $50,000,000. The common shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $2.46 per share shown in the table above, assuming all of our common shares in the aggregate amount of $50,000,000 are sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering by $0.70 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per common share in the price at which the shares are sold from the assumed public offering price of $2.46 per share shown in the table above, assuming all of our common shares in the aggregate amount of $50,000,000 are sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering by $0.52 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The table and discussion above are based on 26,919,937 common shares issued and outstanding on November 8, 2021 and excludes as of that date the following:

●	435,013 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $6.24 per share;

●	17,840,951 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $11.55 per share;

●	2,378,365 additional common shares reserved for issuance under our stock option plan; and

●	at least 3,161,903 common shares issuable upon the conversion or redemption of an outstanding secured convertible note.

To the extent that any of the outstanding warrants or options are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity securities, the issuance of these securities could result in further dilution to our shareholders.

USE OF PROCEEDS

We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, which may include capital expenditures and repayment of debt.

The net proceeds from the offering, if any, are not determinable in light of the nature of the offering. The net proceeds of any given sale of common shares through Canaccord in an “at-the-market offering” will represent the gross proceeds after deducting the compensation payable Canaccord under the Equity Distribution Agreement and expenses of the offering. Canaccord will receive a fee not exceeding 3.0% of the gross proceeds realized from the sale of our common shares, if any, for services rendered in connection with the offering. We estimate the total expenses of the offering, excluding compensation and reimbursement payable to Canaccord under the terms of the Equity Distribution Agreement, will be approximately $500,000.

Although we intend to expend the net proceeds from the offering as set forth above, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary, and may vary materially from that set forth above. In addition, our management will have broad discretion with respect to the actual use of the net proceeds from the offering. See “Risk Factors”.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Canaccord under which we may issue and sell our common shares having an aggregate gross sales price of up to $50,000,000 from time to time through Canaccord acting as agent. A copy of the Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement is a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Canaccord may sell our common shares by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market for our common shares. We may instruct Canaccord not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or Canaccord may suspend the offering of common shares upon notice and subject to other conditions.

We will pay Canaccord commissions for its services in acting as agent in the sale of our common shares. Canaccord will be entitled to compensation at a fixed commission rate not to exceed 3.0% of the gross proceeds of each issuance and sale of common shares pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required to be sold pursuant to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Canaccord for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount up to $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Canaccord under the terms of the Equity Distribution Agreement, will be approximately $500,000.

Settlement for sales of common shares will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Canaccord in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase our common shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sale of the common shares on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Canaccord against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement or as otherwise permitted therein. We and Canaccord may each terminate the Equity Distribution Agreement at any time upon ten days’ prior notice.

Canaccord and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. To the extent required by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Canaccord will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary based on present law of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares by a U.S. Holder (as defined below). This summary deals only with initial purchasers of common shares under the offering that are U.S. Holders. This discussion is not a complete description of all tax considerations that may be relevant to a U.S. Holder of common shares; it is not a substitute for tax advice. It applies only to U.S. Holders that will hold common shares as capital assets and use the U.S. dollar as their functional currency. In addition, it does not describe all of the U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of a U.S. Holder’s particular circumstances, including U.S. Holders subject to special rules, such as banks or other financial institutions, insurance companies, tax-exempt entities, dealers, traders in securities that elect to mark-to-market, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities (including S-corporations), U.S. expatriates, persons liable for the alternative minimum tax, persons that directly, indirectly or constructively, own 10% or more of the total combined voting power of the Company’s voting stock or of the total value of the Company’s equity interests, investors that will hold common shares in connection with a permanent establishment or fixed base outside the United States, or investors that will hold securities as part of a hedge, straddle, conversion, constructive sale or other integrated financial transaction. This summary does not address U.S. federal taxes other than the income tax (such as estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations.

As used in this section, “U.S. Holder” means a beneficial owner of common shares that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court; or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The U.S. federal income tax treatment of a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds common shares generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold Company shares should consult their own tax advisors regarding the specific U.S. federal income tax consequences to their partners of the partnership’s ownership and disposition of common shares.

Taxation of dividends and other distributions on our common shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” the gross amount of any distribution of cash or property (other than certain pro rata distributions of ordinary stock) with respect to common shares will be included in a U.S. Holder’s gross income as ordinary income from foreign sources when actually or constructively received. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations. Dividends received from a “qualified foreign corporation” by eligible non-corporate U.S. Holders that satisfy a minimum holding period and certain other requirements generally will be taxed at the preferential rate applicable to qualified dividend income. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq will be considered readily tradable on an established securities market in the United States. There can be no assurance, however, that common shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The Company will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.”

Dividends paid in a currency other than U.S. dollars will be included in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt, whether or not the currency is converted into U.S. dollars at that time. A U.S. Holder’s tax basis in the non-U.S. currency will equal the U.S. dollar amount included in income. Any gain or loss realized on a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss. If dividends paid in a currency other than U.S. dollars are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on the — common shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Dividends received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Taxation of dispositions of common shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s adjusted tax basis in the disposed common shares. Any gain or loss generally will be treated as arising from U.S. sources and will be long-term capital gain or loss if the U.S. Holder’s holding period exceeds one year. Deductions for capital loss are subject to significant limitations.

Capital gains from the sale or other disposition of common shares received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Passive Foreign Investment Company Rules

Based on the composition of the Company’s current gross assets and income and the manner in which the Company expects to operate its business in future years, the Company believes that it should not be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for its 2021 taxable year. In general, a non-U.S. corporation will be a PFIC for any taxable year in which, taking into account a pro rata portion of the income and assets of 25% or more owned subsidiaries, either (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the average quarterly value of its assets are assets that produce, or are held for the production of, passive income or which do not produce income. For this purpose, passive income generally includes, among other things and subject to various exceptions, interest, dividends, rents, royalties and gains from the disposition of assets that produce passive income. Whether the Company is a PFIC is a factual determination made annually, and the Company’s status could change depending among other things upon changes in the composition and relative value of its gross receipts and assets. Because the market value of the Company’s assets (including for this purpose goodwill) may be measured in large part by the market price of the common shares, which is likely to fluctuate, no assurance can be given that the Company will not be a PFIC in the current year or in any future taxable year.

If the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, such U.S. Holder would be subject to additional taxes on any excess distributions and any gain realized from the sale or other taxable disposition of common shares (including certain pledges) regardless of whether the Company continues to be a PFIC. A U.S. Holder will have an excess distribution to the extent that distributions on common shares during a taxable year exceed 125% of the average amount received during the three preceding taxable years (or, if shorter, the US Holder’s holding period). To compute the tax on excess distributions or any gain, (i) the excess distribution or gain is allocated rateably over the U.S. Holder’s holding period, (ii) the amount allocated to the 2021 taxable year and any year before the Company became a PFIC is taxed as ordinary income in the current year and (iii) the amount allocated to other taxable years is taxed at the highest applicable marginal rate in effect for each year and an interest charge is imposed to recover the deemed benefit from the deferred payment of the tax attributable to each year.

If, as is not expected to be the case, the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, a U.S. Holder may be able to avoid some of the adverse impacts of the PFIC rules described above by electing to mark common shares to market annually. The election is available only if the common shares are considered “marketable stock,” which generally includes stock that is regularly traded in more than de minimis quantities on a qualifying exchange (which includes Nasdaq). If a U.S. Holder makes the mark-to-market election, any gain from marking common shares to market or from disposing of them would be ordinary income. Any loss from marking common shares to market would be recognized only to the extent of unreversed gains previously included in income. Loss from marking common shares to market would be ordinary, but loss on disposing of them would be capital loss except to the extent of mark-to-market gains previously included in income. No assurance can be given that the common shares will be traded in sufficient frequency and quantity to be considered “marketable stock”. A valid mark-to-market election cannot be revoked without the consent of the IRS unless the common shares cease to be marketable stock.

As an alternative, if the Company were to be treated as a PFIC, a U.S. Holder may avoid the excess distribution rules described above in respect of common shares by electing to treat the Company (for the first taxable year in which the U.S. Holder owns any common shares) and any lower-tier PFIC (for the first taxable year in which the U.S. Holder is treated as owning an equity interest in such lower-tier PFIC) as a “qualified electing fund” (a “QEF”). If a U.S. Holder makes an effective QEF election with respect to the Company (and any lower-tier PFIC), the U.S. Holder will be required to include in gross income each year, whether or not the Company makes distributions, as capital gains, its pro rata share of the Company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the Company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. Holders can make a QEF election only if the Company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The Company has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC.

U.S. Holders of common shares should consult their own tax advisors concerning the Company’s possible PFIC status and the consequences to them if the Company were classified as a PFIC for any taxable year.

Information Reporting and Backup Withholding

Dividends on common shares and proceeds from the sale or other disposition of common shares may be reported to the IRS unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding tax may apply to amounts subject to reporting. Any amount withheld may be credited against the holder’s U.S. federal income tax liability subject to certain rules and limitations. U.S. Holders should consult with their own tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Certain non-corporate U.S. Holders are required to report information with respect to common shares not held through an account with a domestic financial institution to the IRS. U.S. Holders that fail to report required information could become subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors about these and any other reporting obligations arising from their investment in common shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR U.S. HOLDER. EACH U.S. HOLDER OF COMMON SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF COMMON SHARES IN LIGHT OF THE U.S. HOLDER’S OWN CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications stated herein, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) relating to the acquisition, holding and disposition of common shares acquired pursuant to this offering, generally applicable to the beneficial holders of common shares who, for the purposes of the Tax Act and at all relevant times: (i) hold such common shares as capital property; (ii) deal at arm’s length with the Company; and (iii) are not “affiliated” with the Company or any subsequent purchaser of common shares (a “Holder”).

Common shares will generally be considered to be capital property to a Holder unless such securities are held by the Holder in the course of carrying on a business of buying and selling securities, or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder, and an understanding of the current administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”). This summary also takes into account all specific proposals to amend the Tax Act and the regulations (the “Proposed Amendments”) publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all Proposed Amendments will be enacted in the form proposed. There can be no assurance that the Proposed Amendments will be enacted in the form proposed or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action or decision, nor does it take into account other federal or any provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below.

This summary is not applicable to a Holder: (i) that is a “financial institution” as defined in the Tax Act for the purposes of the “mark-to-market property” rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) an interest in which is, or whose common shares are, or will be, a “tax shelter investment” as defined in the Tax Act; (iv) that has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; (v) that has entered, or will enter, into a “derivative forward agreement” or “synthetic disposition arrangement” as defined in the Tax Act, with respect to the common shares; (vi) that receives dividends on the common shares, under or as part of a “dividend rental arrangement”, as defined in the Tax Act; or (vii) that has acquired or will acquire any common shares upon the exercise of an employee stock option. Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is, or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of common shares, controlled by a non-resident person, or a group of non-resident persons not dealing with each other at arm's length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER AND NO REPRESENTATIONS WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER ARE MADE. THIS SUMMARY IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.

Currency Conversion

For purposes of the Tax Act, any amount relating to the acquisition, holding or disposition of common shares including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the applicable rate of exchange (for purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the Minister of Finance (Canada).

Holders Resident in Canada

The following portion of this summary applies to a Holder who, at all relevant times is or is deemed to be resident in Canada for purposes of the Tax Act (a “Resident Holder”). Certain Resident Holders whose common shares might not otherwise be capital property may, in certain circumstances, be entitled to make an irrevocable election under subsection 39(4) of the Tax Act to have such shares, and every other “Canadian security” as defined in the Tax Act owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years, deemed to be capital property. Any Resident Holder contemplating making a subsection 39(4) election should consult their tax advisor for advice as to whether the election is available or advisable in their particular circumstances.

Dividends on Common Shares

A Resident Holder will be required to include in computing their income for a taxation year any taxable dividend received or deemed to be received on their common shares.

A Resident Holder who is an individual will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by the Company as an “eligible dividend” for purposes of the Tax Act with respect to any dividends paid on the common shares.

A Resident Holder that is a corporation generally will be entitled to deduct in computing its taxable income an amount equal to the amount of the taxable dividend included in its income. A “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a tax (refundable in certain circumstances) on a dividend received or deemed to be received, to the extent that the dividend is deductible in computing the corporation’s taxable income.

In certain circumstances, subsection 55(2) of the Tax Act may treat a taxable dividend received by a Canadian resident corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors with respect to the potential application of subsection 55(2) of the Tax Act to such dividends.

Disposition of Common Shares

A Resident Holder that disposes or is deemed to dispose of a common share (other than on a redemption, acquisition, or purchase for cancellation by the Company) will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the common share exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of such share, determined immediately before the disposition, and any reasonable costs of disposition.

Generally, the adjusted cost base for tax purposes of a common share will be equal to the amount paid to acquire such share plus any reasonable costs associated with the acquisition. The adjusted cost base to a Resident Holder of a common share will generally be determined by averaging the cost of such common share with the adjusted cost base of the other common shares owned by the Holder as capital property at that time. Any tax consequences arising from a subsequent disposition of a common share will be determined by reference to the adjusted cost base of the common shares based on this averaging rule. The taxation of capital gains and capital losses is described below under “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder will be required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by it in that year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one-half of the amount of any capital loss (an ”allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years, subject to the detailed rules contained in the Tax Act.

A capital loss realized on the disposition of a common shares by a Resident Holder that is a corporation may, to the extent and under the circumstances specified by the Tax Act, be reduced by the amount of dividends received or deemed to have been received by the corporation on such shares (or on a share for which such share is substituted or exchanged). Similar rules may apply where shares are owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own advisors.

Alternative Minimum Tax

A capital gain realized, or a dividend received, by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to liability for alternative minimum tax under the Tax Act.

Additional Refundable Tax on Canadian-Controlled Private Corporations

A Resident Holder that is a “Canadian-controlled private corporation” as defined in the Tax Act may be required to pay an additional tax (refundable in certain circumstances) on certain investment income, including certain amounts in respect of net taxable capital gains and dividends not deductible in computing taxable income

Holders Not Resident in Canada

The following portion of the summary applies to a Holder who at all relevant times, for the purposes of the Tax Act: (i) is not and is not deemed to be resident in Canada; and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, common shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This portion of the summary is not applicable to a Non-Resident Holder that is: (i) an insurer carrying on an insurance business in Canada and elsewhere; (ii) an “authorized foreign bank” as defined in the Tax Act or (iii) a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada. Such Non-Resident Holders are advised to consult with their own tax advisors. This portion of the summary does not provide any information with respect to any tax or other legislation of any jurisdiction other than Canada. A Non-Resident Holder should consult their own advisors with respect to the application of the legislation of any such jurisdiction to which they are subject to their holding of common shares.

Dividends on Common Shares

Dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder generally will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend, unless the rate is reduced under the provisions of an applicable income tax treaty or convention. For example, the rate of withholding tax under the Canada-Unites States Tax Convention (1980) (the “Treaty”), as amended, applicable to a Non-Resident Holder who is a resident of the United States for the purposes of the Treaty, is the beneficial owner of the dividend and is entitled to all of the benefits under the Treaty, generally will be reduced to 15% (or to 5% for a company that holds at least 10% of the voting stock of the corporation paying the dividend).

The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, of which Canada is a signatory, affects many of Canada's bilateral tax treaties (but not the Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their own tax advisors.

Disposition of Common Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares disposed of constitute “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

In the case of a disposition or deemed disposition of the common shares, provided that such shares are not otherwise deemed to be taxable Canadian property of the Non-Resident Holder and are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the NASDAQ), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless, at any time in the 60 month period preceding the disposition the following two conditions were met concurrently: (a) 25% or more of the issued shares of any class of the capital stock of the Company were owned by any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length and (iii) partnerships in which persons referred to in (i) or (ii) hold a membership interest (directly or indirectly through one or more partnerships); and (b) more than 50% of the fair market value of the common shares was derived from, directly or indirectly, any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or an interest in, the property described in (i) to (iii), whether or not such property exists.

Even if the common shares constitute taxable Canadian property of a Non-Resident Holder, a capital gain arising on the disposition of such securities may be exempt from tax in Canada under the terms of a tax treaty or convention between Canada and the country of residence of the Non-Resident Holder

IN CIRCUMSTANCES WHERE A COMMON SHARES IS, OR IS DEEMED TO BE, TAXABLE CANADIAN PROPERTY OF THE NON-RESIDENT HOLDER, ANY CAPITAL GAIN THAT WOULD BE REALIZED ON THE DISPOSITION OF SUCH SHARE THAT IS NOT EXEMPT FROM TAX UNDER THE TAX ACT PURSUANT TO AN APPLICABLE INCOME TAX TREATY OR CONVENTION GENERALLY WILL BE SUBJECT TO THE SAME CANADIAN TAX CONSEQUENCES DISCUSSED ABOVE FOR A RESIDENT HOLDER. SUCH NON-RESIDENT HOLDERS SHOULD CONSULT THEIR TAX ADVISORS ABOUT THEIR PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus supplement and certain other matters of Canadian law will be passed upon for us by Dentons Canada LLP. We are being represented by Freshfields Bruckhaus Deringer US LLP with respect to certain matters of U.S. law. Canaccord Genuity LLC is being represented in connection with this offering by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Clever Leaves Holdings Inc. for the fiscal years ended December 31, 2020 and 2019 incorporated by reference into this prospectus supplement from Amendment No. 1 to our annual report on Form 10-K/A, filed with the SEC on May 14, 2021, have been audited by BDO Canada LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our equity securities is Computershare Inc. (“Computershare”). Computershare’s address is 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia, Canada and, as a result, the rights of the holders of our securities are governed by Canadian law and our organizational documents. We conduct our operations through subsidiaries that are located outside the United States. Substantially all of our assets are located outside the United States, and substantially all of our business is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgement on liabilities predicated upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus supplement and the accompanying prospectus, on the SEC’s website at http://www.sec.gov.

Our website address is www.cleverleaves.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our annual reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our quarterly reports on Form 10-Q; our current reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus supplement and will automatically update and supersede the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. This prospectus supplement incorporates by reference (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

●	our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on May 14, 2021;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 12, 2021 and November 11, 2021, respectively;

●	our Current Reports on Form 8-K as filed with the SEC on January 15, 2021, February 22, 2021, May 4, 2021, June 30, 2021, July 19, 2021 (other than the portions thereof that are furnished and not filed), January 13, 2022 and January 14, 2022;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 20, 2021 (other than the portions thereof that are furnished and not filed); and

●	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on December 18, 2020, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated herein by reference may be obtained on request without charge by requesting them from us (i) in writing at the following address: 6501 Congress Ave, Suite 240, Boca Raton, Florida 33487 or (ii) by telephone: a(212) 277-4000 or on our website at www.cleverleaves.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

Neither we nor Canaccord has authorized anyone else to provide you with different information. Neither we nor Canaccord is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

Up to $50,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Canaccord Genuity

, 2022

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee. The amounts do not include the costs of preparing any prospectus supplements, Nasdaq listing fees, transfer agent fees or other expenses relating to the sale and distribution of particular securities registered under this registration statement, as those costs and expenses cannot be estimated at this time.

	Amount to be paid
SEC registration fee	$9,270
FINRA filing fee	$15,500
Printing expenses		$(1)
Accounting fees and expenses		$(1)
Legal fees and expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

(1)	These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The registrant is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, the registrant may, subject to Section 163 of the Act:

1)	indemnify an individual who:

●	is or was a director or officer of the registrant;

●	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of the registrant; or (ii) at the registrant’s request, or

●	at the registrant’s request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

2)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, the registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the registrant must not make such payments unless the registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the registrant was prohibited from giving the indemnity or paying the expenses by the registrant’s memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the registrant is prohibited from giving the indemnity or paying the expenses by the registrant’s memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the registrant or the associated corporation, as the case may be; or

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the registrant or by or on behalf of an associated corporation, the registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of the registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order the registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order the registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or payment under, an agreement of indemnification entered into by the registrant;

●	order the registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

●	make any other order the court considers appropriate.

Section 165 of the Act provides that the registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the registrant or an associated corporation.

Under the registrant’s Articles, and subject to the Act, the registrant must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the registrant on the terms of the indemnity contained in the registrant’s Articles.

Under the registrant’s Articles, and subject to the Act, the registrant may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the registrant. The registrant has entered into indemnity agreements with certain of its directors and officers.

Under the registrant’s Articles, and subject to the Act, the registrant may advance expenses to an eligible party.

Pursuant to the registrant’s Articles, the failure of an eligible party to comply with the Act or the registrant’s Articles does not, of itself, invalidate any indemnity to which he or she is entitled under the registrant’s Articles.

Under the registrant’s Articles, the registrant may purchase and maintain insurance for the benefit of an eligible person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as a director, officer or person who holds or held such equivalent position.

We have entered into indemnity agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement, dated January 14, 2022, by and between Clever Leaves Holdings Inc. and Canaccord Genuity LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by Clever Leaves Holdings Inc. on January 14, 2022).

3.1	Amended and Restated Articles of Clever Leaves Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC by Clever Leaves Holdings Inc. on December 23, 2020).

4.1	Specimen Common Share Certificate of Clever Leaves Holdings Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 10-Q filed with the SEC by Clever Leaves Holdings Inc. on May 17, 2021).

5.1	Opinion of Dentons Canada LLP relating to the base prospectus.

5.2	Opinion of Dentons Canada LLP relating to the sales agreement prospectus.

23.1	Consent of BDO Canada LLP, independent registered public accounting firm.

23.2	Consent of Dentons Canada LLP (included in Exhibit 5.1).

23.3	Consent of Dentons Canada LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page to the registration statement).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

(b)	Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Clever Leaves Holdings Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on January 14, 2022.

CLEVER LEAVES HOLDINGS INC.

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kyle Detwiler, Henry Hague and David M. Kastin, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kyle Detwiler Kyle Detwiler	Director and Chief Executive Officer (Principal Executive Officer, Director and Authorized Representative in the United States)	January 14, 2022

/s/ Henry Hague Henry Hague	Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2022

/s/ Elisabeth DeMarse Elisabeth DeMarse	Director	January 14, 2022

/s/ Andres Fajardo Andres Fajardo	Director	January 14, 2022

/s/ Gary M. Julien Gary M. Julien	Director	January 14, 2022